Exhibit 99.1

Astrana Health, Inc. Reports First Quarter 2026 Results

Company to Host Conference Call on Thursday, May 7, 2026, at 2:30 p.m. PT/5:30 p.m. ET

•	Reports total revenue of $965.1 million, up 56% year over year

•	Reports adjusted EBITDA(1) of $66.3 million, up 82% year over year and free cash flow(2) of $64.1 million, up 372% year over year

ALHAMBRA, Calif., May 7, 2026 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a physician-centric, technology-enabled healthcare company empowering providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the first quarter ended March 31, 2026.

“We had a strong start to 2026, delivering disciplined growth, strong medical cost performance, continued operating leverage, and early performance from new full-risk contracts in line with our expectations,” said Brandon Sim, President and Chief Executive Officer of Astrana Health. “In an increasingly dynamic healthcare environment, we believe advantage will accrue to organizations that can integrate care delivery, data, and financial accountability into a single operating system. Astrana has built exactly that: a proprietary healthcare operating platform that enables us to embed AI and workflow orchestration directly into clinical and operational workflows across the enterprise. Combined with our longitudinal patient relationships and data continuity, our infrastructure allows us to translate AI into durable clinical and economic value while continuing to improve patient outcomes, operating efficiency, and scalability. We believe Astrana is well positioned to continue widening that advantage over time.”

Financial Highlights for First Quarter Ended March 31, 2026:

All comparisons are to the three months ended March 31, 2025 unless otherwise stated.

•	Total revenue of $965.1 million, up 56% from $620.4 million

•	Care Partners revenue of $909.7 million, up 51% from $601.0 million

•	Net income attributable to Astrana of $14.4 million, up 116% from $6.7 million

•	Earnings per share (“EPS”) - diluted of $0.29, up 107% from $0.14

•	Adjusted EBITDA(1) of $66.3 million, up 82% from $36.4 million

•	Adjusted EPS - diluted(3) of $0.74, up 76% from $0.42

•	Net cash provided by operating activities of $68.1 million, up 309% from $16.6 million

•	Free cash flow(2) of $64.1 million, up 372% from $13.6 million

(1)            See “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” and “Use of Non-GAAP Financial Measures” below for additional information.

(2)            See reconciliation provided with the condensed consolidated statements of cash flow and “Use of Non-GAAP Financial Measures” below for additional information.

(3)            See “Reconciliation of Net Income to Adjusted Net Income Attributable to Astrana and Adjusted EPS - Diluted” and “Use of Non-GAAP Financial Measures” below for additional information.

Recent Operating Highlights

•	Delivered on its commitment to convert key contracts to full-risk arrangements, with approximately 80% of Care Partners capitation revenue and approximately 40% of consolidated membership now in full-risk arrangements.

•	Launched Astrana’s delegated full-risk model with a payer partner in Texas, expanding Medicare Advantage membership in the market to more than 14,000 members.

•	Continued deleveraging ahead of schedule, with net leverage declining to approximately 2.3x on a pro forma trailing twelve-month basis and to 2.2x based on the midpoint of the Company’s full-year guidance.

•	Foothill Regional Medical Center (“FRMC”) received Healthgrades’ 2026 Patient Safety Excellence Award™ for the fourth consecutive year and was named among Healthgrades’ America’s 100 Best Hospitals for Joint Replacement in 2026. FRMC also received the Healthgrades Joint Replacement Excellence Award for the second consecutive year, reflecting continued strength in clinical quality and patient outcomes.

Segment Results for three months ended March 31, 2026:

All comparisons are to the three months ended March 31, 2025 unless otherwise stated.

	Three Months Ended March 31, 2026
(in thousands)	Care Partners	Care Delivery	Care Enablement	Intersegment Elimination		Corporate Costs	Consolidated Total
Total revenues	$909,703	$85,077	$87,745	$(117,425)		$—	$965,100
% change vs. prior year quarter	51%	155%	122%

Cost of services	785,531	72,544	48,704	(47,423)		—	859,356
General and administrative expenses	72,546	14,374	17,259	(69,974)		27,532	61,737
Depreciation and amortization	12,170	1,122	1,629	—		558	15,479
Total expenses	870,247	88,040	67,592	(117,397)		28,090	936,572

Income (loss) from operations	$39,456	$(2,963)	$20,153	$(28	)(1)	$(28,090)	$28,528
% change vs. prior year quarter	(11)%	(5)%	470%

(1)            Loss from operations for the intersegment elimination represents sublease income between segments. Sublease income is presented within other income, which is not presented in the table.

2026 Guidance:

Astrana is providing the following guidance for total revenue and Adjusted EBITDA for the quarter ending June 30, 2026 and reiterating guidance for the year ending December 31, 2026 based on the Company’s existing business, current view of existing market conditions, and assumptions.

	Three Months Ending June 30, 2026		Year Ending December 31, 2026
	Guidance Range		Guidance Range
($ in millions)	Low	High	Low	High
Total revenue	$965	$1,000	$3,800	$4,100
Adjusted EBITDA	$65	$70	$250	$280
Free cash flow			$105	$132.5

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Guidance Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Thursday, May 7, 2026), during which management will discuss the results of the first quarter ended March 31, 2026. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (877) 858-9810

International (Toll):	+1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=HHhCPjaF

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Non-controlling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income or loss attributable to non-controlling interests is disclosed in the Company’s consolidated statements of income.

About Astrana Health, Inc.

Astrana Health is a physician-centric, AI-powered healthcare company committed to delivering high-quality, patient-centered care. Built from the physician's perspective, Astrana combines its scalable care delivery infrastructure, proprietary technology platform, and aligned provider networks to enable proactive, preventive care at scale - improving patient outcomes, enhancing patient experiences, supporting provider well-being, and driving greater value across the healthcare system.

Today, Astrana supports more than 20,000 providers and approximately 1.55 million patients in value-based care arrangements through its affiliated provider networks, management services organization, and integrated care delivery clinics spanning primary, specialty, and ancillary care. Together, Astrana is building the healthcare system we all deserve - one that delivers better care, better experiences, and better outcomes for all. For more information, visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the quarter ending June 30, 2026 and the year ending December 31, 2026, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, statements about the Company's liquidity, and successful completion and implementation of strategic growth plans, acquisition strategy, and merger integration efforts, as well as statements regarding the material weakness in internal control over financial reporting and the Company’s ability to remediate such material weakness in a timely manner. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent quarterly reports on Form 10-Q. Any forward-looking statements made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

FOR MORE INFORMATION, PLEASE CONTACT:

Carolyne Sohn, Investor Relations
investors@astranahealth.com

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$478,383	$429,474
Receivables, net (including amounts from related parties)	467,395	374,465
Income taxes receivable	—	1,799
Other receivables	28,017	26,385
Prepaid expenses and other current assets	25,647	26,264
Loans receivable	4,658	4,926

Total current assets	1,004,100	863,313

Non-current assets
Property and equipment, net	59,546	57,332
Intangible assets, net	257,118	270,968
Goodwill	874,799	865,305
Income taxes receivable, net of current portion	26,220	26,220
Loans receivable, net of current portion	49,068	48,724
Investments in other entities – equity method	27,257	25,637
Operating lease right-of-use assets	33,933	35,738
Other assets	26,786	25,424

Total non-current assets	1,354,727	1,355,348

Total assets (1)	$2,358,827	$2,218,661

Liabilities, Mezzanine Deficit, and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$221,389	$195,912
Fiduciary accounts payable	3,706	3,524
Income taxes payable	2,507	—
Medical liabilities	439,259	335,705
Operating lease liabilities	7,557	7,809
Current portion of long-term debt	47,865	47,865
Other liabilities	23,086	24,458

Total current liabilities	745,369	615,273

Non-current liabilities
Deferred tax liability	7,399	5,491
Operating lease liabilities, net of current portion	30,006	31,552
Long-term debt, net of current portion and deferred financing costs	979,764	990,904
Other long-term liabilities	18,833	17,107

Total non-current liabilities	1,036,002	1,045,054

Total liabilities (1)	1,781,371	1,660,327

Mezzanine deficit
Non-controlling interest in Allied Physicians of California, a Professional Medical Corporation (“APC”)	(237,739)	(234,962)

Stockholders’ equity
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized; and zero shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 48,946,399 and 48,885,358 shares issued and outstanding, excluding 10,695,758 and 10,571,011 treasury shares, as of March 31, 2026 and December 31, 2025, respectively	49	49
Additional paid-in capital	477,508	470,863
Retained earnings	322,711	308,379
Total stockholders’ equity	800,268	779,291

Non-controlling interests	14,927	14,005

Total equity	815,195	793,296

Total liabilities, mezzanine deficit, and stockholders’ equity	$2,358,827	$2,218,661

(1)            The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The condensed consolidated balance sheets include (a) total assets of $1,317.1 million and $1,276.5 million as of March 31, 2026 and December 31, 2025, respectively, that can be used only to settle obligations of the Company’s consolidated VIEs and (b) total liabilities of the consolidated VIEs of $394.5 million and $376.0 million as of March 31, 2026 and December 31, 2025, respectively, for which creditors do not have recourse to the general credit of the Company, the VIE’s primary beneficiary. These VIE balances do not include $150.4 million of investment in affiliates and $24.4 million of amounts due from affiliates as of March 31, 2026, and $152.2 million of investment in affiliates and $58.3 million of amounts due from affiliates as of December 31, 2025, as these are eliminated upon consolidation and not presented within the condensed consolidated balance sheets.

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Revenue
Capitation, net	$892,908	$583,963
Risk pool settlements and incentives	12,486	14,491
Management fee income	15,685	2,310
Fee-for-service, net	37,831	14,890
Other revenue	6,190	4,736

Total revenue	965,100	620,390

Operating expenses
Cost of services, excluding depreciation and amortization	859,356	549,061
General and administrative expenses	61,737	43,897
Depreciation and amortization	15,479	6,849

Total expenses	936,572	599,807

Income from operations	28,528	20,583

Other (expense) income
Income (loss) from equity method investments	1,720	(867)
Interest expense	(16,101)	(7,308)
Interest income	3,816	2,312
Unrealized gain (loss) on investments	1,084	(44)
Other income (loss)	662	(5,072)

Total other expense, net	(8,819)	(10,979)

Income before provision for income taxes	19,709	9,604

Provision for income taxes	6,578	3,383

Net income	13,131	6,221

Net loss attributable to non-controlling interests	(1,305)	(471)

Net income attributable to Astrana Health, Inc.	$14,436	$6,692

Earnings per share – basic	$0.30	$0.14

Earnings per share – diluted	$0.29	$0.14

Weighted average shares of common stock outstanding – basic	48,853,678	48,470,682

Weighted average shares of common stock outstanding – diluted	49,054,135	48,850,666

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$13,131	$6,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,479	6,849
Amortization of debt issuance cost	1,134	691
Share-based compensation	9,895	7,811
Non-cash lease expense	2,005	1,287
Deferred tax	1,907	(358)
Change in fair value of contingent consideration liabilities	581	1,407
Other	(2,564)	729
Changes in operating assets and liabilities, net of business combinations	26,488	(8,010)
Net cash provided by operating activities	68,056	16,627

Cash flows from investing activities
Purchases of property and equipment	(4,000)	(3,070)
Other	1,156	676
Net cash used in investing activities	(2,844)	(2,394)

Cash flows from financing activities
Dividends paid	(104)	(5,455)
Borrowings on debt	—	412,000
Repayment of debt	(11,967)	(428,232)
Deferred financing cost	—	(17,241)
Taxes paid from net share settlement of restricted stock	(1,172)	(4,052)
Repurchase of treasury shares	(2,906)	—
Other	189	(1,190)
Net cash used in financing activities	(15,960)	(44,170)

Net increase (decrease) in cash, cash equivalents, and restricted cash	49,252	(29,937)

Cash, cash equivalents, and restricted cash, beginning of period	434,045	289,101

Cash, cash equivalents, and restricted cash, end of period	$483,297	$259,164

Supplemental disclosures of cash flow information
Cash paid for income taxes	(1)	$4,338
Cash paid for interest	$14,723	$7,360

Supplemental disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$350	$5,729
Dividend paid in the form of common stock	$—	$21,935

(1)            Following the adoption of ASC 2023-09 "Income Taxes (Topics 740): Improvements to Income Tax Disclosures", cash paid for income taxes is presented net of tax refunds, for the quarter ended March 31, 2026, under Item 1 of the Company’s Quarterly Report on Form 10-Q.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets that sum to the total amounts of cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows (in thousands):

	March 31,
	2026	2025
Cash and cash equivalents	$478,383	$258,517
Restricted cash (1)	4,914	647
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$483,297	$259,164

(1)            Restricted cash is included in other assets on the condensed consolidated balance sheets.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2026	2025
Net cash provided by operating activities	$68,056	$16,627
Purchases of property and equipment	(4,000)	(3,070)
Free cash flow	$64,056	$13,557

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Set forth below are reconciliations of Net Income to EBITDA and Adjusted EBITDA, as well as the reconciliations to Adjusted EBITDA margin for the three months ended March 31, 2026 and 2025. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$13,131	$6,221
Interest expense	16,101	7,308
Interest income	(3,816)	(2,312)
Provision for income taxes	6,578	3,383
Depreciation and amortization	15,479	6,849
EBITDA	47,473	21,449

(Income) loss from equity method investments	(1,720)	867
Other, net	10,650 (1)	6,259 (2)
Stock-based compensation	9,895	7,811
Adjusted EBITDA	$66,298	$36,386

Total revenue	$965,100	$620,390

Adjusted EBITDA margin	7%	6%

(1)            Other, net, for the three months ended March 31, 2026, relates to an allowance on receivables that the Company plans to recover from the payer, post-acquisition integration costs, and severance fees incurred.

(2)            Other, net, for the three months ended March 31, 2025, relates to debt issuance costs expensed in connection with our Second Amended and Restated Credit Facility, transaction costs for our acquisition of Prospect, certain costs for some of our acquisitions, non-cash changes related to change in the fair value of our call option and collar agreement, and severance fees incurred.

Reconciliation of Net Income to Adjusted Net Income Attributable to Astrana and Adjusted EPS - Diluted

Set forth below are reconciliations of net income to adjusted net income attributable to Astrana as well as the reconciliation to adjusted EPS - diluted for the three months ended March 31, 2026 and 2025.

	Three Months Ended March 31,
(in thousands, except for share and per share data)	2026		2025
Net income	$13,131		$6,221
(Income) loss from equity method investments	(1,720)		867
Other, net (1)	10,650		6,259
Stock-based compensation	9,895		7,811
Amortization of intangible assets attributable to acquisitions	13,850		6,263
Tax adjustments	(7,525	)(2)	(4,602	)(3)
Adjusted net income attributable to non-controlling interests	(1,928	)(4)	(2,317	)(5)
Adjusted net income attributable to Astrana Health, Inc.	$36,353		$20,502

Weighted average shares of common stock outstanding – diluted	49,054,135		48,850,666

Adjusted earnings per share - diluted	$0.74		$0.42

(1)            The components of other, net, as set forth in the table above, are described in the footnotes to the table under “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin”. Please see the footnotes to such table for additional information.

(2)            Tax adjustments for the three months ended March 31, 2026, includes the tax effect for, at a 27.1% statutory blended tax rate, the adjustments made to net income of $8.9 million, partially offset by 162(m) impact of $1.3 million.

(3)            Tax adjustments for the three months ended March 31, 2025, includes the tax effect for, at a 27.1% statutory blended tax rate, the adjustments made to net income of $5.7 million, partially offset by 162(m) impact of $1.1 million.

(4)            Includes net loss attributable to non-controlling interests ("NCI") of $1.3 million, offset by adjustments attributable to NCI of $3.2 million, for the three months ended March 31, 2026.

(5)            Includes net loss attributable to NCI of $0.5 million, offset by adjustments attributable to NCI of $2.8 million, for the three months ended March 31, 2025.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Year Ending December 31, 2026
	Guidance Range
(in thousands)	Low	High
Net income	$54,000	$74,000
Interest expense	51,000	55,000
Provision for income taxes	38,000	44,000
Depreciation and amortization	65,000	65,000
EBITDA	208,000	238,000

Income from equity method investments	(4,000)	(4,000)
Other, net	7,000	7,000
Stock-based compensation	39,000	39,000
Adjusted EBITDA	$250,000	$280,000

The Company has not provided a quantitative reconciliation of EBITDA and Adjusted EBITDA for the quarter ending June 30, 2026 to the most comparable GAAP measure on a forward-looking basis within this press release because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to certain line items that cannot be calculated for the three month period. These items, which could materially affect the computation of forward-looking GAAP net income, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Guidance Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Year Ending December 31, 2026
	Guidance Range
(in thousands)	Low	High
Net cash provided by operating activities	$125,000	$145,000
Cash used in purchases of property and equipment	(20,000)	(12,500)
Free cash flow	$105,000	$132,500

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income attributable to Astrana, and adjusted EPS - diluted, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. This press release also contains the non-GAAP financial measure free cash flow, of which the most directly comparable financial measure presented in accordance with U.S. GAAP is net cash provided by operating activities. These measures are not in accordance with, or alternatives to, GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. We use Adjusted EBITDA, Adjusted EBITDA margin, adjusted EPS - diluted, and free cash flow as supplemental performance measures of our operations, for financial and operational decision-making, and as supplemental means of evaluating period-to-period comparisons on a consistent basis and, for free cash flow, to reflect the cash flow trends in our business. Adjusted EBITDA is calculated as earnings before interest expense, interest income, income taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, and stock-based compensation. We define Adjusted EBITDA margin as Adjusted EBITDA over total revenue. Adjusted net income attributable to Astrana is calculated as net income, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, amortization of intangible assets attributable to acquisitions, certain tax adjustments, and amounts related to net income or loss attributable to non-controlling interests. We define adjusted EPS - diluted as adjusted net income attributable to Astrana over weighted average shares of common stock outstanding - diluted. We define free cash flow as net cash provided by operating activities minus cash used in purchases of property and equipment.

We believe the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators we use as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate EBITDA, Adjusted EBITDA, adjusted net income attributable to Astrana, adjusted EPS - diluted, and free cash flow differently, limiting the usefulness of these measures for comparative purposes. To the extent this press release contains historical or future non-GAAP financial measures, we have provided corresponding GAAP financial measures for comparative purposes. The reconciliations between certain GAAP and non-GAAP measures are provided above.